UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 2, 2014, CNL Lifestyle Properties, Inc., (the “Company”), a real estate investment trust, filed a registration statement on Form S-3 with the Securities and Exchange Commission for the purpose of registering an additional 20,000,000 shares of the Company’s common stock to be offered for sale pursuant to the Company’s Distribution Reinvestment Plan (“DRP”). The Company’s DRP is designed to provide existing stockholders with a convenient method for reinvesting cash distributions on their shares in more shares of the Company’s common stock. The current purchase price under the Company’s DRP is $6.85 per share, which is equal to the Company’s estimated net asset value (“NAV”) per share as of December 31, 2013. The Company’s stockholders may participate in the DRP by completing and executing an enrollment form. Stockholders who are currently enrolled in the DRP do not need to take any action to maintain participation. The Company will offer shares pursuant to the DRP until the earlier of May 2, 2017 or the date that the Company sells all of the shares registered, unless the offering is extended or terminated by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014		CNL LIFESTYLE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer